                                                                    EXHIBIT 10.7


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                                CREDIT AGREEMENT

                                  DATED AS OF

                               SEPTEMBER 11, 1998

                                  by and among

                                   BELK, INC.

                                  as Borrower,

                                      and

                              WACHOVIA BANK, N.A.,

                                    as Bank

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                               TABLE OF CONTENTS

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ARTICLE I
     DEFINITIONS.........................................................................................1
     SECTION 1.01.   Definitions.........................................................................1
     SECTION 1.02.   Accounting, Terms and Determinations...............................................10
     SECTION 1.03.   References.........................................................................10

ARTICLE II
     REVOLVING CREDIT FACILITY..........................................................................11
     SECTION 2.01.   Revolving Credit Loans.............................................................11
     SECTION 2.02.   Procedure for Advances of Loans....................................................11
          (a)   Requests for Borrowing..................................................................11
          (b)   Disbursement of Loans...................................................................11
          (c)   FMA/Commercial Loan Access Agreement....................................................12
     SECTION 2.03.   Repayment of Loans.................................................................12
          (a)   Repayment on Termination Date...........................................................12
          (b)   Mandatory Repayment of Excess Loans.....................................................12
          (c)   Prepayment under FMA/Commercial Loan Access Agreement...................................12
     SECTION 2.04.   Note...............................................................................12
     SECTION 2.05.   Termination of Credit Facility.....................................................12
     SECTION 2.06.   Use of Proceeds....................................................................12
     SECTION 2.07.   Interest...........................................................................13
          (a)   Interest Rate Options...................................................................13
          (b)   Default Rate............................................................................13
          (c)   Interest Payment and Computation........................................................13
          (d)   Maximum Rate............................................................................13
     SECTION 2.08.   Notice and Manner of Conversion or Continuation of Loans...........................14
     SECTION 2.09.   Manner of Payment..................................................................14
     SECTION 2.10.   Crediting of Payments and Proceeds.................................................14

ARTICLE III
     CHANGE IN CIRCUMSTANCES; COMPENSATION..............................................................14
     SECTION 3.01.   Basis for Determining Interest Rate Inadequate or Unfair...........................14
     SECTION 3.02.   Illegality.........................................................................15
     SECTION 3.03.   Increased Cost and Reduced Return..................................................15
     SECTION 3.04.   Base Rate Loan Substituted for Affected LIBOR Rate Loan............................16
     SECTION 3.05.   Compensation.......................................................................17
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
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ARTICLE IV
     CONDITIONS TO LOAN CLOSING.........................................................................17
     SECTION 4.01.   Conditions to Loan Closing.........................................................17
     SECTION 4.02.   Conditions to all Loans............................................................18
          (a)   Continuation of Representations and Warranties..........................................18
          (b)   No Existing Default.....................................................................18
          (c)   Officer's Compliance Certificate........................................................18

ARTICLE V
     REPRESENTATIONS AND WARRANTIES.....................................................................18
     SECTION 5.01.   Corporate Existence and Power......................................................19
     SECTION 5.02.   Corporate and Governmental Authorization, Contravention............................19
     SECTION 5.03.   Binding Effect.....................................................................19
     SECTION 5.04.   Financial Information..............................................................19
     SECTION 5.05.   Litigation.........................................................................19
     SECTION 5.06.   Compliance with ERISA..............................................................20
     SECTION 5.07.   Taxes..............................................................................20
     SECTION 5.08.   Subsidiaries.......................................................................20
     SECTION 5.09.   Not an Investment Company..........................................................20
     SECTION 5.10.   Ownership of Property; Liens.......................................................20
     SECTION 5.11.   No Default.........................................................................20
     SECTION 5.12.   Full Disclosure....................................................................20
     SECTION 5.13.   Environmental Matters..............................................................21
     SECTION 5.14.   Compliance with Laws...............................................................21
     SECTION 5.15.   Capital Stock......................................................................21
     SECTION 5.16.   Margin Stock.......................................................................21
     SECTION 5.17.   Insolvency.........................................................................22
     SECTION 5.18.   Survival of Representations and Warranties, Etc....................................22

ARTICLE VI
     COVENANTS..........................................................................................22
     SECTION 6.01.   Information........................................................................22
     SECTION 6.02.   Notice of Certain Events...........................................................23
     SECTION 6.03.   Corporate Existence................................................................24
     SECTION 6.04.   Payment of Indebtedness; Performance of Other Obligations..........................24
     SECTION 6.05.   Maintenance of Books and Records; Inspection.......................................25
     SECTION 6.06.   Comply with ERISA..................................................................25
     SECTION 6.07.   Maintenance of Properties; Conduct of Business. ...................................25
     SECTION 6.08.   Insurance..........................................................................26
     SECTION 6.09.   Observe all Laws...................................................................26
     SECTION 6.10.   Year 2000..........................................................................26
     SECTION 6.11.   Subsidiary Guaranties..............................................................26
     SECTION 6.12.   Merger and Dissolution; Sale of Assets.............................................27


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
     SECTION 6.13.   Acquisitions.......................................................................27
     SECTION 6.14.   Indebtedness.......................................................................27
     SECTION 6.15.   Liens and Encumbrances.............................................................28
     SECTION 6.16.   Transactions With Related Persons..................................................28
     SECTION 6.17.   Sale and Leaseback.................................................................28
     SECTION 6.18.   New Business.......................................................................28
     SECTION 6.19.   Subsidiaries.......................................................................28
     SECTION 6.20.   Guaranties.........................................................................29
     SECTION 6.21.   Restrictive Transactions...........................................................29
     SECTION 6.22.   Hazardous Wastes...................................................................29
     SECTION 6.23.   Change in Fiscal Year..............................................................29
     SECTION 6.24.   Amendments.........................................................................29
     SECTION 6.25.   Leverage-Ratio.....................................................................29
     SECTION 6.26.   Fixed Charge Coverage Ratio........................................................29
     SECTION 6.27.   Net Worth..........................................................................29
     SECTION 6.28.   Additional Covenants...............................................................30
     SECTION 6.29.   Use of Proceeds....................................................................30
     SECTION 6.30.   Crestar Facility...................................................................31

ARTICLE VII
     DEFAULTS...........................................................................................31
     SECTION 7.01.   Events of Default..................................................................31
     SECTION 7.02.   Remedies on Default................................................................33
     SECTION 7.03.   Security Interest, Offset, Sharing of Offsets......................................33

ARTICLE VIII
     MISCELLANEOUS......................................................................................33
     SECTION 8.01.   Notices............................................................................33
     SECTION 8.02.   No Waivers.........................................................................34
     SECTION 8.03.   Expenses; Documentary Taxes........................................................34
     SECTION 8.04.   Amendments and Waivers.............................................................35
     SECTION 8.05.   Successors and Assigns.............................................................35
     SECTION 8.06.   Confidentiality....................................................................36
     SECTION 8.07.   Governing Law......................................................................37
     SECTION 8.08.   Counterparts.......................................................................37
     SECTION 8.09.   Severability.......................................................................37
     SECTION 8.10.   Captions...........................................................................37

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SCHEDULES

Schedule 1.1   Existing Liens
Schedule 6.12  Purchases, Mergers and Exchanges
Schedule 6.13  Acquisitions
Schedule 6.14  Existing Indebtedness
Schedule 6.19  Creation of Subsidiaries

EXHIBITS

Exhibit A      Form of Promissory Note
Exhibit B      Form of Notice of Borrowing
Exhibit C      Form of Notice of Conversion/Continuation
Exhibit D      Form of Officer's Compliance Certificate
Exhibit E      Form of Assignment and Acceptance
Exhibit F      Form of Notice of Account Designation
Exhibit G      Form of Borrower Opinion

                                CREDIT AGREEMENT

               THIS CREDIT AGREEMENT, made as of the 11th day of September, 1998 (this "Agreement"), by and among BELK, INC., a Delaware corporation (together with its successors, the "Borrower"), and WACHOVIA BANK, N.A., a national banking association (together with its endorsees, successors and assigns, the "Bank").

                                   BACKGROUND

               The Borrower desires to borrow from the Bank loans in the aggregate principal amount of up to $150,000,000, the proceeds of which will be used to finance seasonal working capital requirements, and the Bank is willing to make such loans on the terms and conditions hereinafter set forth.

               NOW, THEREFORE, in consideration of the premises and the promises herein contained, and each intending to be legally bound hereby, the parties agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

               SECTION 1.01. Definitions. The terms as defined in this Section
1.01 shall, for all purposes of this Agreement and any amendment hereto (except as herein otherwise expressly provided or unless the context otherwise requires), have the meanings set forth herein (terms defined in the singular to have the same meanings when used in the plural and vice versa):

               "Affiliate" means, with respect to any Person, any other Person
(i) directly or indirectly controlling (including, but not limited to, all directors and officers of such Person), controlled by, or under direct or indirect common control with, such Person or (ii) that directly or indirectly owns more than 5% of the voting securities of such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

               "Alternate Rate" means for any Alternate Rate Loan for any day,
(i) the rate per annum offered by the Bank in its discretion and agreed to by the Borrower, or (ii) in the event the Borrower and the Bank do not agree on such offered rate, three-quarters of one percent above the Federal Funds Rate for such day per annum.

               "Alternate Rate Loans" means the Loans or any portion of the Loans during periods which the Loans or such portion of the Loans bears interest calculated by reference to the Alternate Rate.

               "Applicable Law" means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of all Governmental Authorities and all orders and decrees of all courts and arbitrators.

               "Assignee" has the meaning set forth in Section 8.05(c).

               "Assignment and Acceptance" means an Assignment and Acceptance executed in accordance with Section 8.05(c) in the form attached hereto as Exhibit E.


               "Base Rate" means for any Base Rate Loan for any day, the rate per annum equal to the higher as of such day of (i) the Prime Rate, or (ii) one-half of one percent above the Federal Funds Rate for such day. For purposes of determining the Base Rate for any day, changes in the Prime Rate shall be effective on the date of each such change.

               "Base Rate Loans" means the Loans or any portion of the Loans during periods in which the Loans or such portion of the Loans bears interest calculated by reference to the Base Rate.

               "Big Five" means the listing of the largest certified public accounting firms currently comprised of Arthur Andersen, Ernst & Young, KPMG, Deloitte and Touche, and Price Waterhouse Coopers, or any similar listing as may be expanded or reduced in the future.

               "Business Day" means (i) for all purposes other than as set forth in clause (ii) below, any day other than a Saturday, Sunday or legal holiday on which banks in Charlotte, North Carolina are open for the conduct of their commercial banking business, and (ii) with respect to all notices and determinations in connection with, and payments and interest on, any LIBOR Rate Loan, any day that is a Business Day described in clause (i) and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

               "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests or equivalents in capital stock (whether voting or nonvoting, and whether common or preferred) of such corporation, and (ii) with respect to any Person that is not a corporation, any and all partnership, membership, limited liability company or other equity interests of such Person; and in each case, any and all warrants, rights or options to purchase any of the foregoing.

               "CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. ss. 9601 et seq. and its implementing regulations and amendments.

               "CERCLIS" means the Comprehensive Environmental Response Compensation and Liability Inventory System established pursuant to CERCLA.

               "Change of Law" shall have the meaning set forth in Section 3.02.


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               "Closing Date" means the date of this Agreement.

               "Code" means the Internal Revenue Code of 1986, as amended, or any successor Federal tax code.

               "Commitment" means the obligation of the Bank to make Loans to the Borrower hereunder in an aggregate principal amount at any time outstanding not to exceed $150,000,000.00, as the same may be reduced or modified at any time or from time to time pursuant to the terms hereof.

               "Comprehensive Income" means comprehensive income of Borrower and its Subsidiaries on a consolidated basis determined in accordance with Generally Accepted Accounting Principles.

               "Consistent Basis" means, in reference to the application of Generally Accepted Accounting Principles, that the accounting principles observed in the period referred to are comparable in all material respects to those applied in the preceding period, except as to any changes consented to by the Bank or required by Generally Accepted Accounting Principles.

               "Consolidated Net Income" means, for any period of computation thereof, the net income of the Borrower and its Subsidiaries (excluding extraordinary items) as determined on a consolidated basis in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis.

               "Consolidated Tangible Net Worth" means, at any date of determination, the total stockholders' equity (including Capital Stock, additional paid-in capital and retained earnings after deducting treasury stock), less any intangible assets (excluding Lease Intangibles) of the Borrower and its Subsidiaries and calculated on a consolidated basis in accordance with Generally Accepted Accounting Principles.

               "Contingent Obligation" means, with respect to any Person, any direct or indirect liability of such Person with respect to any Indebtedness, liability or other obligation (the "primary obligation") of another Person (the "primary obligor"), whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor in respect thereof to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss or failure or inability to perform in respect thereof, provided, however, that, with respect to the Borrower and its Subsidiaries, the term Contingent Obligation shall not include endorsements for collection or deposit in the ordinary course of business.


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

               "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Code.

               "Credit Facility" means the revolving credit facility established pursuant to Article II hereof.

               "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

               "Dollars" or "$" means dollars in lawful currency of the United States of America.

               "EBITDA" means, for any period, the aggregate of (i) Consolidated Net Income for such period, plus (ii) the sum of the following:
(a) interest expense, (b) federal, state, local and other income taxes, and (c) depreciation, amortization and non-cash charges incurred solely in compliance with FASB Statement of Financial Accounting Standards No. 121, all to the extent taken into account in the calculation of such Consolidated Net Income for such period and determined on a consolidated basis in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis.

               "Environmental Authorizations" means all licenses, permits, orders, approvals, notices, registrations or other legal prerequisites, for conducting the business of the Borrower or any Subsidiary required by any Environmental Requirement.

               "Environmental Requirements" means any legal requirement relating to health, safety or the environment and applicable to the Borrower, any Subsidiary or the Properties, including but not limited to any such requirement under CERCLA or similar state legislation and all federal, state and local laws, ordinances, regulations, orders, writs, decrees and common law.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor law, including any rules or regulations promulgated thereunder. Any reference to any provision of ERISA shall also be deemed to be a reference to any successor provision or provisions thereof.

               "Event of Default" shall have the meaning assigned to such term in Section 7.01.

               "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the next higher 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such

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

rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Bank on such day on such transactions.

               "Financing Charges" means those charges owed and allocated to third parties with respect to any on or off balance sheet asset financing transaction to which the Borrower or any Subsidiary of the Borrower is a party, such transactions to include, without limitation, securitizations, sales to commercial paper conduits, synthetic leases, or other similar financing techniques.

               "Fiscal Quarter" means any fiscal quarter of the Borrower.

               "Fiscal Year" means any fiscal year of the Borrower.

               "Fixed Charge Coverage Ratio" means, as of the last day of any Fiscal Quarter of the Borrower and its Subsidiaries, commencing January 30, 1999, for the consecutive four-quarter period ending on such date (or in the case of the Fiscal Quarter ending on January 30, 1999, the consecutive three-quarter period ending on such date), the ratio of (i) EBITDA for such period plus, to the extent deducted in arriving at EBITDA, lease, rental and all other payments made in respect of or in connection with operating leases, to (ii) Fixed Charges for such period.

               "Fixed Charges" means, for any period, the aggregate (without duplication) of the following, all determined on a consolidated basis for the Borrower and its Subsidiaries in accordance with Generally Accepted Accounting Principles for such period: (a) interest expense for such period, (b) to the extent deducted in arriving at EBITDA, lease, rental and all other payments made in respect of or in connection with operating leases, (c) Financing Charges, and (d) the aggregate (without duplication) of all scheduled payments of principal on Funded Debt with an original maturity of more than one year required to have been made by the Borrower and its Subsidiaries during such period (whether or not such payments are actually made).

               "FMA/Commercial Loan Access Agreement" means that certain Financial Management Account agreement dated September 11, 1998 between the Borrower and the Bank and that certain Financial Management Account Investment/Commercial Loan Access Agreement dated September 11, 1998 between the Borrower and the Bank, as the same may be amended or supplemented from time to time.

               "Funded Debt" means all Indebtedness for borrowed money of the Borrower and its Subsidiaries on a consolidated basis (including, without limitation, all current maturities and borrowings under short term loans) plus all indebtedness incurred in connection with or arising from any on or off balance sheet asset financing transaction to which the Borrower or any Subsidiary of the Borrower is a party, such transactions to include, without limitation, securitizations, sales to commercial paper conduits, synthetic leases, or other similar financing techniques.

               "Generally Accepted Accounting Principles" means those principles of accounting set forth in pronouncements of the Financial Accounting Standards Board and its predecessors or

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Pronouncements of the American Institute of Certified Public Accountants or
those principles of accounting which have other substantial authoritative support and are applicable in the circumstances as of the date of application, as such principles are from time to time supplemented or amended.

               "Governmental Approval" means all authorizations, consents, approvals, licenses, and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

               "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any central bank thereof, any municipal, local, city or county government, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

               "Guarantee" means, with respect to any Person, any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to secure, purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to provide collateral security, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness against loss in respect thereof (in whole or in part); provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

               "Hazardous Substances" means any substances or materials (i) that are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants or toxic substances under any Environmental Law, (ii) that are defined by any Environmental Law, as toxic, explosive, corrosive, ignitable, infectious, radioactive, mutagenic or otherwise hazardous (iii) the presence of which require investigation or response under any Environmental Law, (iv) that constitute a nuisance, trespass or health or safety hazard to Persons or neighboring properties, (v) that consist of underground or aboveground storage tanks, whether empty, filled or partially filled with any substance or (vi) that contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or wastes, crude oil, nuclear fuel, natural gas or synthetic gas.

               "Indebtedness" means, with respect to any Person (without duplication), (i) all indebtedness and obligations of such Person for borrowed money or in respect of loans or advances of any kind, (ii) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (iii) all reimbursement obligations of such Person with respect to surety bonds, letters of credit and bankers' acceptances (in each case, whether or not drawn or matured and in the stated amount thereof), (iv) all obligations of such Person to pay the deferred purchase price of property or services, (v) all indebtedness created or arising under any conditional sale or other title retention agreement

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

with respect to property acquired by such Person, (vi) all obligations of such Person as lessee under leases that are or are required to be, in accordance with Generally Accepted Accounting Principles, recorded as capital leases,
(vii) all Contingent Obligations of such Person and (viii) all indebtedness referred to in clauses (i) through (vii) above secured by any Lien on any property or asset owned or held by such Person regardless of whether the indebtedness secured thereby has been assumed by such Person or is nonrecourse to the credit of such Person.

               "Lease Intangibles" means the amount of lease intangibles appearing on the balance sheet of the Borrower determined in accordance with Generally Accepted Accounting Principles.

               "Leverage Ratio" means, as of the last day of any Fiscal Quarter, the ratio of (i) Funded Debt as of such date to (ii) EBITDA for the period of four consecutive Fiscal Quarters then ending.

               "Lending Office" means the Bank's office located at its address set forth on the signature pages hereof (or identified on the signature pages hereof as its Lending Office) or such other office as the Bank may hereafter designate as its Lending Office by notice to the Borrower.

               "LIBOR Market Index Rate" means, as determined each Business Day, the rate per annum (rounded upward, if necessary, to the next higher 1/100th of 1%) which is equal to:

                             (i) the rate for deposits in Dollars which appears on the Telerate Page 3750 at approximately 11:00 a.m. (London time) on such day for a term equal to one month, from time to time, with each change in such rate to be effective as of the opening of business on the effective date of the change in such rate; provided, that if the day for which such rate is to be determined is not a Business Day, the LIBOR Market Index Rate for such day shall be such rate for the next preceding Business Day; provided further, that if such rate is not reported on Telerate Page 3750, such rate shall be the rate determined by the Bank from another recognized source or interbank quotation, divided by (ii) 1.00 minus the reserve requirement (expressed as a percentage) with respect to eurocurrency liabilities prescribed for member banks of the Federal Reserve System by the Board of Governors of the Federal Reserve System from time to time (if and only to the extent that the Banks have eurocurrency liabilities subject thereto) and any other similar reserve requirements imposed against a category of liabilities which includes eurocurrency deposits or a category of assets which includes eurocurrency loans.

                             (ii) If, for any reason, the rate described in clause (i) is not available, such rate shall be the rate per annum at which, in the reasonable opinion of the Bank, Dollars in an amount substantially equal to the amount of the applicable Loan are being offered by

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                              leading reference banks for settlement in the
                              London interbank market at approximately 11:00 a.m. (London time), on the second Business Day next preceding the applicable date for a term equal to one month.

               "LIBOR Rate Loan" means the Loans or any portion of the Loans during periods in which the Loans or such portion of the Loans bears interest calculated by reference to the LIBOR Market Index Rate.

               "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

               "Loan" means any Revolving Credit Loan made to the Borrower under Section 2.01, and all such Loans collectively as the context requires.

               "Loan Documents" means this Agreement, the Note, and any other document guaranteeing, evidencing or securing the Loans.

               "Margin Stock" means "margin stock" as defined in Regulations T, U or X of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

               "Material Adverse Effect" means, with respect to the Borrower or any of its Subsidiaries, a material adverse effect on the properties, business, prospects, operations or condition (financial or otherwise) of any such Person or the ability of any such Person to perform its obligations under this Agreement or the other Loan Documents, in each case to which it is a party.

               "Multiemployer Plan" shall have the meaning set forth in Section 4001(a)(3) of ERISA.

               "Note" means the Promissory Note made by the Borrower payable to the order of the Bank, substantially in the form of Exhibit A attached hereto.

               "Notice of Account Designation" shall have the meaning assigned thereto in Section 2.02(b).

               "Notice of Borrowing" shall have the meaning assigned thereto in
Section 2.02(a).

               "Notice of Conversion/Continuation" shall have the meaning assigned thereto in Section 2.08.


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

               "Officer's Compliance Certificate" shall have the meaning assigned thereto in Section 6.01(d).

               "Participant" has the meaning set forth in Section 8.05(b).

               "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

               "Permitted Liens" means any of the following liens securing any indebtedness of the Borrower and its Subsidiaries on their property, real or personal, whether now owned or hereafter acquired:

                             (i) Liens of carriers, warehousemen, mechanics,
               contractors and materialmen incurred in the ordinary course of business for sums not yet due and payable or that are being contested in good faith and in appropriate proceedings and for which bonds have been posted or other security acceptable to the Bank provided, such bonds or other security to be in amounts sufficient to pay off the liens during the pendency of any controversies relating to them;

                             (ii) Liens incurred in the ordinary course of
               business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits, or liens to secure the performance of letters of credit, bids, tenders, statutory obligations, leases and contracts (other than for borrowed funds) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds,

                             (iii) Liens of suppliers of inventory purchased on
               credit in the ordinary course of business;

                             (iv) Liens for current taxes, assessments or other
               governmental charges that are not delinquent or remain payable without any penalty or that are being contested in good faith and by appropriate proceedings and if reasonably requested by the Bank, the Borrower shall establish reserves satisfactory to the Bank with respect thereto;

                             (v) Liens securing Indebtedness as permitted by
               the Bank from time to time; and

                             (vi) Liens set forth on Schedule 1.1.

               "Person" means an individual, partnership, corporation, limited liability company, trust unincorporated organization, association, joint venture or a government or agency or political subdivision or instrumentality thereof.

               "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by a member of the Controlled Group for employees of any member of the Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contribution.

               "Prime Rate" means, at any time, the rate of interest per annum publicly announced from time to time by the Bank as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in the Prime Rate occurs. The parties hereto acknowledge that the rate announced publicly by the Bank as its Prime Rate is an index or base rate and shall not necessarily be the lowest or best rate charged to its customers or other banks.

               "Properties" means all real property owned, leased or otherwise used or occupied by the Borrower or any Subsidiary, wherever located.

               "Reportable Event" has the meaning given such term in Section 4043(b) of Title V of ERISA.

               "Subsidiary" means, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time. Unless the context indicates otherwise, all references herein to Subsidiaries are references to Subsidiaries of the Borrower.

               "Termination Date" means the earliest of the dates referred to in
Section 2.05.

               "Transferee" has the meaning set forth in Section 8.05(d).

               "Wholly Owned Subsidiary" means any Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Borrower.

               SECTION 1.02. Accounting, Terms and Determinations. Unless otherwise specified herein, all terms of an accounting character used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared substantially in accordance with Generally Accepted Accounting Principles as in effect from time to time, applied on a Consistent Basis.

               SECTION 1.03. References. Except as otherwise expressly provided in this Agreement: the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole, including the Schedules hereto which are a part hereof, and not to any particular Section, Article, paragraph or other subdivision; the singular includes the plural and the plural includes the singular; "or" is not exclusive; the words "include," "includes" and "including" are not limiting; a reference to any agreement or other contract includes past and future permitted supplements, amendments, modifications and restatements thereto or thereof, a reference to an Article, Section, paragraph or other subdivision is a reference to an Article, Section, paragraph or other subdivision of this Agreement; a reference to any law includes any amendment or modification to such law and any rules and regulations promulgated thereunder; a reference to a Person includes its permitted successors and assigns; any right may be exercised at any time and from time to time; and, except as otherwise expressly provided therein, all obligations under any agreement or other contract are continuing obligations throughout the term of such agreement or contract.


                                   ARTICLE II
                           REVOLVING CREDIT FACILITY

               SECTION 2.01. Revolving Credit Loans. Subject to the terms and conditions of this Agreement, the Bank agrees to make Loans to the Borrower from time to time from the Closing Date through the Termination Date as requested by the Borrower in accordance with the terms of Section 2.02; provided, that the aggregate principal amount of all outstanding Loans (after giving effect to any amount requested) shall not exceed the Commitment. Subject to the terms and conditions hereof, the Borrower may borrow, repay and reborrow Loans hereunder until the Termination Date. Partial repayments hereunder shall be in an aggregate amount of $100,000 or a whole multiple of $100,000 in excess thereof.

               SECTION 2.02. Procedure for Advances of Loans.

               (a) Requests for Borrowing. The Borrower shall give the Bank irrevocable prior written notice in the form attached hereto as Exhibit B (a "Notice of Borrowing") not later than 1: 00 p.m. (Charlotte time) on the same Business Day as each Loan of its intention to borrow specifying (i) the date of such borrowing, which shall be a Business Day, (ii) the amount of such borrowing, which shall be in an aggregate principal amount of $100,000 or a whole multiple of $100,000 in excess thereof, and (iii) whether the Loans are to be LIBOR Rate Loans or Base Rate Loans. Notices received after 1:00 p.m. (Charlotte time) shall be deemed received on the next Business Day.

               (b) Disbursement of Loans. Not later than 2:00 p.m. (Charlotte time) on the proposed borrowing date, the Bank will make available to the Borrower the Loans to be made on such borrowing date. The Borrower hereby irrevocably authorizes the Bank to disburse the proceeds of each borrowing requested pursuant to this Section 2.02 in immediately available funds by crediting or wiring such proceeds to the deposit account of the Borrower identified in the most recent Notice of Account Designation substantially in the form of Exhibit F hereto (a "Notice of Account Designation") delivered by the Borrower to the Bank or as may be otherwise agreed upon by the Borrower and the Bank from time to time.

               (c) FMA/Commercial Loan Access Agreement. The Borrower and the Bank agree that so long as no Default or Event of Default shall have occurred and be continuing, proceeds of the Loans shall also be disbursed from time to time pursuant to the FMA/Commercial Loan Access Agreement, provided that the aggregate amount of all Loans outstanding at any time pursuant to Section 2.02(b) and this Section 2.02(c) shall not exceed the Commitment.

               SECTION 2.03. Repayment of Loans.

               (a) Repayment on Termination Date. The Borrower shall repay the outstanding principal amount of all Loans in full on the Termination Date, together with all accrued but unpaid interest thereon.

               (b) Mandatory Repayment of Excess Loans. If at any time the outstanding principal amount of all Loans exceeds the Commitment, the Borrower shall repay immediately upon notice from the Bank, Loans in an amount equal to such excess. Each such repayment shall be accompanied by any amount required to be paid pursuant to Section 3.05 hereof.

               (c) Prepayment under FMA/Commercial Loan Access Agreement. The Loans shall be prepaid from time to time in accordance with the provisions of the FMA/Commercial Loan Access Agreement.

               SECTION 2.04. Note. The Bank's Loans and the obligation of the Borrower to repay such Loans shall be evidenced by the Note executed by the Borrower payable to the order of the Bank representing the Borrower's obligation to pay the Bank's Commitment or, if less, the aggregate unpaid principal amount of all Loans made and to be made by the Bank to the Borrower hereunder, plus interest and all other fees, charges and other amounts due thereon. The Note shall be dated the date hereof and shall bear interest on the unpaid principal amount thereof at the applicable interest rate per annum specified in Section 2.07.

               SECTION 2.05. Termination of Credit Facility. The Credit Facility shall terminate on the earliest of (a) May 31, 1999, (b) the date of termination by the Bank pursuant to Section 7.02 and (c) the date on which the Bank shall give the Borrower notice of the termination of the Credit Facility and make demand for payment of the Credit Facility. It is the intention of the Borrower and the Bank that the Credit Facility be immediately due and payable in full on demand of the Bank at its option notwithstanding the inclusion in this Agreement of provisions regarding Defaults and Events of Default, the occurrence and continuation of which would permit the Bank to declare the Note and the Loans immediately due and payable as provided in Section 7.02.

               SECTION 2.06 Use of Proceeds. The Borrower shall use the proceeds of the Loans to finance its seasonal working capital needs.

               SECTION 2.07. Interest.

               (a) Interest Rate Options. Subject to the provisions of this
Section 2.07, at the election of the Borrower, the principal balance of the Note or any portion thereof shall bear interest per annum at (i) the Base Rate or (ii) the LIBOR Market Index Rate plus 0.60% or (iii) under the circumstances specified in Section 3.04 only, the Alternate Rate. The Borrower shall select the rate of interest applicable to any Loan at the time a Notice of Borrowing is given pursuant to Section 2.02 or at the time a Notice of Conversion/Continuation is given pursuant to Section 2.08. Each Loan or portion thereof bearing interest based on the Base Rate shall be a "Base Rate Loan," each Loan or portion thereof bearing interest based on the LIBOR Market Index Rate shall be a "LIBOR Rate Loan" and each Loan or portion thereof bearing interest based on the Alternate Rate shall be an "Alternate Rate Loan." Any Loan or any portion thereof as to which the Borrower has not duly specified an interest rate as provided herein shall be deemed a Base Rate Loan. The Borrower is deemed to have elected the LIBOR Market Index Rate plus 0.60% as the interest rate for all Loans funded pursuant to Section 2.02(c).

               (b) Default Rate. Upon the occurrence and during the continuance of an Event of Default, (i) the Borrower shall no longer have the option to request LIBOR Rate Loans, (ii) all outstanding LIBOR Rate Loans shall be converted to Base Rate Loans and (iii) all outstanding Loans shall bear interest at a rate per annum equal to two percent (2 %) in excess of the rate then applicable to Base Rate Loans. Interest shall continue to accrue on the Note after the filing by or against the Borrower of any petition seeking any relief in bankruptcy or under any act or law pertaining to insolvency or debtor relief, whether state, federal or foreign.

               (c) Interest Payment and Computation. Notwithstanding the provisions of the FMA/Commercial Loan Access Agreement, interest on each Loan shall be payable in arrears on the last Business Day of each Fiscal Quarter of the Borrower commencing October 30, 1998. All interest rates, fees and commissions provided hereunder shall be computed on the basis of a 360-day year and assessed for the actual number of days elapsed.

               (d) Maximum Rate. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder or under the Note charged or collected pursuant to the terms of this Agreement or pursuant to the Note exceed the highest rate permissible under any Applicable Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Bank has charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by Applicable Law and the Bank shall at its option promptly refund to the Borrower any interest received by the Bank in excess of the maximum lawful rate or shall apply such excess to the principal balance of the Loans. It is the intent hereof that the Borrower not pay or contract to pay, and that the Bank not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Borrower under Applicable Law.

               SECTION 2.08. Notice and Manner of Conversion or Continuation of Loans. Provided that no Event of Default has occurred and is then continuing, the Borrower shall have the option to (a) convert at any time all or any portion of its outstanding Base Rate Loans in a principal amount equal to $100,000 or any whole multiple of $100,000 in excess thereof into one or more LIBOR Rate Loans, (b) convert all or any part of its outstanding LIBOR Rate Loans in a principal amount equal to $100,000 or a whole multiple of $100,000 in excess thereof into Base Rate Loans, or (c) continue such LIBOR Rate Loans as LIBOR Rate Loans. Whenever the Borrower desires to convert or continue Loans as provided above, the Borrower shall give the Bank irrevocable prior written notice in the form attached as Exhibit C (a "Notice of Conversion/Continuation") not later than 1:00 p.m. (Charlotte time) on the Business Day on which a proposed conversion or continuation of such Loan is to be effective specifying (i) the Loans to be converted or continued, (ii) the effective date of such conversion or continuation (which shall be a Business
Day), and (iii) the principal amount of such Loans to be converted or continued.

               SECTION 2.09. Manner of Payment. Each payment by the Borrower on account of the principal of or interest on the Loans or of any fee, commission or other amounts payable to the Bank under this Agreement or the Note (other than payments made pursuant to the FMA/Commercial Loan Access Agreement, which payments shall be made as therein provided) shall be made not later than 1:00 p.m. (Charlotte time) on the date specified for payment under this Agreement to the Bank at the Bank's Lending Office in Dollars, in immediately available funds and shall be made without any set-off, counterclaim or deduction whatsoever. Any payment received after such time but before 2:00 p.m. (Charlotte time) on such day shall be deemed a payment on such date for the purposes of Section 7.01, but for all other purposes shall be deemed to have been made on the next succeeding Business Day. Any payment received after 2:00 p.m. (Charlotte time) shall be deemed to have been made on the next succeeding Business Day for all purposes.

               SECTION 2.10. Crediting of Payments and Proceeds. In the event that the Borrower shall fail to pay any of the Loans when due and the Loans have been accelerated pursuant to Section 7.02 or Bank demands payment of the Loans, all payments received by the Bank upon the Note and the other Loans and all net proceeds from the enforcement of the Loans shall be applied first to all expenses then due and payable by the Borrower hereunder, then to all indemnity obligations then due and payable by the Borrower hereunder, then to all fees, if any, then due and payable, then to accrued and unpaid interest on the Note, then to the principal amount of the Note.


                                  ARTICLE III
                     CHANGE IN CIRCUMSTANCES; COMPENSATION

               SECTION 3.01. Basis for Determining Interest Rate Inadequate or Unfair. If:

               (a) the Bank determines that deposits in Dollars (in the applicable amounts) are not being offered in the London interbank market, or

               (b) the Bank determines that the LIBOR Market Index Rate as determined by the Bank will not adequately and fairly reflect the cost to the Bank of funding LIBOR Rate Loans,

the Bank shall forthwith give notice thereof to the Borrower, whereupon until the Bank notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Bank to make or maintain LIBOR Rate Loans shall be suspended.

               SECTION 3.02. Illegality. If, after the date hereof, the adoption of any Applicable Law, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority (any such event being referred to as a "Change of Law"), or compliance by the Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any Governmental Authority shall make it unlawful or impossible for the Bank (or its Lending Office) to make, maintain or fund any LIBOR Rate Loan the Bank shall forthwith give notice thereof to the Borrower, whereupon until the Bank notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of the Bank to make any LIBOR Rate Loan shall be suspended. If the Bank shall determine that it may not lawfully continue to maintain and fund any outstanding LIBOR Rate Loan to maturity and shall so specify in such notice, such Loan shall immediately become a Base Rate Loan.

               SECTION 3.03. Increased Cost and Reduced Return.

               (a) If after the date hereof, a Change of Law or compliance by the Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any Governmental Authority:

                             (i) shall subject the Bank (or its Lending Office)
               to any tax, duty or other charge with respect to any LIBOR Rate Loan, the Note or its obligation to make or maintain any LIBOR Rate Loan, or shall change the basis of taxation of payments to the Bank (or its Lending Office) of the principal of or interest on any LIBOR Rate Loan or any other amounts due under this Agreement in respect of any LIBOR Rate Loan or its obligation to make or maintain any LIBOR Rate Loan (except for changes in the rate of tax on the overall net income of the Bank or its Lending Office imposed by the jurisdiction in which the Bank's principal executive office or Lending Office is located); or

                             (ii) shall impose, modify or deem applicable any
               reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any LIBOR Rate Loan any applicable eurodollar reserve requirement included in the definition of LIBOR Market Index
               Rate) against assets of, deposits with or for the account of, or credit extended by, the Bank (or its Lending Office); or

                             (iii) shall impose on the Bank (or its Lending
               Office) or the London interbank market any other condition affecting any LIBOR Rate Loan, the Note or its obligation to make or maintain any LIBOR Rate Loan;

and the result of any of the foregoing is to increase the cost to the Bank (or its Lending Office) of making or maintaining any LIBOR Rate Loan, or to reduce the amount of any sum received or receivable by the Bank (or its Lending Office) under this Agreement or under the Note with respect thereto, by an amount deemed by Bank to be material, then, within 15 days after demand by the Bank, the Borrower shall pay to the Bank, such additional amount or amounts as will compensate the Bank for such increased cost or reduction.

               (b) If the Bank shall have determined that after the date hereof the adoption of any Applicable Law regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof, or compliance by the Bank (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any Governmental Authority, has or would have the effect of reducing the rate of return on the Bank's capital as a consequence of its obligations under this Agreement with respect to its Loans to a level below that which the Bank could have achieved but for such adoption, change or compliance (taking into consideration the Bank's policies with respect to capital adequacy) by an amount deemed by the Bank to be material, then from time to time, within 15 days after demand by the Bank, the Borrower shall pay to the Bank such additional amount or amounts as will compensate the Bank for such reduction.

               (c) The Bank will promptly notify the Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle the Bank to compensation pursuant to this Section. A certificate of the Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it and the calculation (with reasonable detail) of such amount or amounts hereunder shall be conclusive in the absence of manifest error. In determining, such amount, the Bank may use any reasonable averaging and attribution methods.

               (d) The provisions of this Section shall be applicable with respect to any Participant in, or Assignee or other Transferee of, the obligations of the Borrower hereunder to the Bank, and any calculations required by such provision shall be made based upon the circumstances of such Participant, Assignee or other Transferee.

               SECTION 3.04. Base Rate Loan Substituted for Affected LIBOR Rate Loan. If (a) the obligation of the Bank to make or maintain any LIBOR Rate Loan has been suspended pursuant to Section 3.01 or Section 3.02 or (b) the Bank has demanded compensation under Section 3.03, and if in either case the Borrower, by at least one Business Day's prior notice to the Bank shall have elected that the provisions of this Section shall apply, then, unless and until the Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:

               (i) the Loan or any portion thereof which would otherwise be a LIBOR Rate Loan shall be instead an Alternate Rate Loan, and

               (ii) after each LIBOR Rate Loan has been repaid, all payments of principal which would otherwise be applied to repay any such LIBOR Rate Loan shall be applied to repay an Alternate Rate Loan or Base Rate Loan instead.

               SECTION 3.05. Compensation. Upon the request of the Bank, delivered to the Borrower, the Borrower shall pay to the Bank, such amount or amounts as shall compensate the Bank for any loss, cost or expense incurred by the Bank as a result of:

               (a) any optional or mandatory payment, prepayment or conversion (pursuant to Section 3.02 or otherwise) of a LIBOR Rate Loan; or

               (b) any failure by the Borrower to borrow on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation;

such compensation to include, without limitation, an amount equal to the excess, if any, of (x) the amount of interest which would have accrued on the amount so paid or prepaid or not prepaid or borrowed, minus (y) the amount of interest (as reasonably determined by the Bank) the Bank would have paid on deposits in Dollars of comparable amounts having terms comparable to such period placed with it by leading banks in the London interbank market.

                                   ARTICLE IV
                           CONDITIONS TO LOAN CLOSING

               SECTION 4.01. Conditions to Loan Closing. The obligation of the Bank to make the Loans is subject to the satisfaction of the following conditions:

               (a) receipt by the Bank from the Borrower of a duly executed counterpart of this Agreement signed by the Borrower;

               (b) receipt by the Bank of the duly executed Note complying with the provisions of Section 2.04;

               (c) receipt by the Bank of an opinion of counsel of Luther T. Moore, Esq., counsel for the Borrower, substantially in the form of Exhibit G hereto, and covering such additional matters relating to the transactions contemplated hereby as the Bank may reasonably request;

               (d) receipt by the Bank of a certificate from the chief executive officer or chief financial officer of the Borrower, in form and substance satisfactory to the Bank, to the effect that all representations and warranties of the Borrower contained in this Agreement and the other Loan Documents are true, correct and complete; that the Borrower is not in violation of any of the covenants contained in this Agreement and the other Loan Documents; that, after giving effect to the transactions contemplated by this Agreement, no Default or Event of Default has occurred and is continuing; and that the Borrower has satisfied each of the closing conditions;

               (e) receipt by the Bank of all documents which the Bank may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of this Agreement, the Note, and any other matters relevant hereto, all in form and substance satisfactory to the Bank, including without limitation a certificate of incumbency of the Borrower, signed by the Secretary or an Assistant Secretary of the Borrower, as applicable, certifying as to the names, and incumbency of the officer or officers of the Borrower authorized to execute and deliver the Loan Documents, and certified copies of the following items as to the Borrower: (i) the Certificate of Incorporation, (ii) the Bylaws, (iii) a certificate of the Secretary of State (or other appropriate office) of the state of its incorporation as to its good standing as a corporation of such jurisdiction, and (iv) the action taken by the Board of Directors authorizing the execution, delivery and performance of this Agreement, the Note and the other Loan Documents to which the Borrower is a party; and

               (f) receipt by the Bank of evidence satisfactory to the Bank that on the Closing Date the Borrower is terminating and will pay in full its existing seasonal facility provided by First Union National Bank and the Bank pursuant to the Credit Agreement dated as of November 14, 1997.

               SECTION 4.02. Conditions to all Loans. The obligations of the Bank to make any Loan is subject to the satisfaction of the following conditions precedent on the relevant borrowing date:

               (a) Continuation of Representations and Warranties. The representations and warranties contained in Article V shall be true and correct on and as of such borrowing date with the same effect as if made on and as of such date; except for any representation and warranty made as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date.

               (b) No Existing Default. No Default or Event of Default shall have occurred and be continuing hereunder on the borrowing date with respect to such Loan or after giving effect to the Loans to be made on such date.

               (c) Officer's Compliance Certificate; Additional Documents. The Bank shall have received the current Officer's Compliance Certificate and each additional document, instrument, legal opinion or other item of information reasonably requested by it.

                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

               To induce the Bank to enter into this Agreement and to make the Loans, the Borrower hereby represents and warrants to the Bank as follows:

               SECTION 5.01. Corporate Existence and Power. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

               SECTION 5.02. Corporate and Governmental Authorization, Contravention. The execution, delivery and performance by the Borrower of this Agreement, the Note and the other Loan Documents (a) are within the Borrower's corporate powers, (b) have been duly authorized by all necessary corporate action, (c) require no action by or in respect of, or filing with, any governmental body, agency or official, (d) do not contravene, or constitute a default under, any provision of Applicable Law or of the certificate of incorporation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any of its Subsidiaries, and (e) do not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

               SECTION 5.03. Binding Effect. This Agreement constitutes a valid and binding agreement of the Borrower enforceable in accordance with its terms, and the Note and the other Loan Documents, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrower enforceable in accordance with their respective terms; provided, that the enforceability hereof and thereof is subject in each case to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally.

               SECTION 5.04. Financial Information.

               (a) The financial statements of the Borrower and its Consolidated Subsidiaries dated as of January 31, 1998, reflecting its operation during the Fiscal Year then ended, including a balance sheet, profit and loss statement and statement of cash flows, with supporting schedules, copies of which have been delivered to the Bank, and the unaudited management-prepared quarterly financial statements of the Borrower and its Consolidated Subsidiaries for the interim period ended May 2, 1998, copies of which have been delivered to the Bank, fairly present, in substantial conformity with Generally Accepted Accounting Principles, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such dates and their consolidated results of operations and cash flows for such periods stated.

               (b) Since January 31, 1998 there has been no material adverse change in the business, financial position, results of operations or prospects of the Borrower and its Consolidated Subsidiaries.

               SECTION 5.05. Litigation. There is no action, suit or proceeding pending, or to the knowledge of the Borrower threatened, against or affecting the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official which could reasonably be expected to have a Material Adverse Effect, or which in any manner draws into question the validity of, or could reasonably be expected to impair the ability of the Borrower to perform its obligations under, this Agreement, the Note or any of the other Loan Documents.

               SECTION 5.06. Compliance with ERISA.

               (a) The Borrower and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA.

               (b) Neither the Borrower nor any member of the Controlled Group is or ever has been obligated to contribute to any Multiemployer Plan.

               SECTION 5.07. Taxes. There have been filed on behalf of the Borrower and its Subsidiaries all Federal, state and local income, excise, property and other tax returns which are required to be filed by them and all taxes due pursuant to such returns or pursuant to any assessment received by or on behalf of the Borrower or any Subsidiary have been paid. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.

               SECTION 5.08. Subsidiaries. Each of the Borrower's Subsidiaries is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, as the case may be, and has all corporate or limited liability company powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

               SECTION 5.09. Not an Investment Company. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

               SECTION 5.10. Ownership of Property; Liens. Each of the Borrower and its Consolidated Subsidiaries has title to its properties sufficient for the conduct of its business. None of the properties of the Borrower or any Subsidiary thereof is subject to any Lien except for Permitted Liens.

               SECTION 5.11. No Default. Neither the Borrower nor any of its Consolidated Subsidiaries is in default under or with respect to any agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound which could reasonably be expected to have or cause a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

               SECTION 5.12. Full Disclosure. All information heretofore furnished by the Borrower to the Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrower to the Bank will be, true, accurate and complete in every material respect or based on reasonable estimates on the date as of which such information is stated or certified. The Borrower has disclosed to the Bank in writing any and all facts which could reasonably be expected to have or cause a Material Adverse Effect.

               SECTION 5.13. Environmental Matters. To the best of the Borrower's knowledge:

               (a) neither the Borrower nor any of its Subsidiaries is subject to any Environmental Liability and neither the Borrower nor any Subsidiary thereof has been designated as a potentially responsible party under CERCLA or under any state statute similar to CERCLA. None of the Properties have been identified on any current or proposed (i) National Priorities List under 40 C.F.R. ss. 300, (ii) CERCLIS list or (iii) any list arising from a state statute similar to CERCLA.

               (b) no Hazardous Substances have been or are being used, produced, manufactured, processed, generated, stored, disposed of, managed at, or shipped or transported to or from the Properties or are otherwise present at, on, in or under the Properties, or, to the best of the knowledge of the Borrower, at or from any adjacent site or facility, except for Hazardous Substances, such as cleaning solvents, pesticides and other materials used, produced, manufactured, processed, generated, stored, disposed of, and managed in the ordinary course of business in compliance with all applicable Environmental Requirements.

               (c) the Borrower, and each of its Subsidiaries and Affiliates, has procured all Environmental Authorizations necessary for the conduct of its business, and is in compliance with all Environmental Requirements in connection with the operation of the Properties and the Borrower's, and each of its Subsidiary's and Affiliate's, respective businesses.

               SECTION 5.14. Compliance with Laws. The Borrower and each Subsidiary thereof is in compliance with all Applicable Law, including, without limitation, all Environmental Requirements, except where any failure to comply with any such laws could not reasonably be expected to, alone or in the aggregate, have a Material Adverse Effect.

               SECTION 5.15. Capital Stock. All Capital Stock, debentures, bonds, notes and all other securities of the Borrower and its Subsidiaries presently issued and outstanding are validly and properly issued in accordance with all Applicable Law, including, but not limited to, the "Blue Sky" laws of all applicable states and the federal securities laws. The issued shares of Capital Stock of the Borrower's Wholly Owned Subsidiaries are owned by the Borrower free and clear of any Lien or adverse claim. At least a majority of the issued shares of capital stock of each of the Borrower's other Subsidiaries (other than Wholly Owned Subsidiaries) is owned by the Borrower free and clear of any Lien or adverse claim.

               SECTION 5.16. Margin Stock. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of purchasing or carrying any Margin Stock, and no part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, or be used for any purpose which violates, or which is inconsistent with, the provisions of Regulation X.

               SECTION 5.17. Insolvency. After giving effect to the execution and delivery of the Loan Documents and the making of each Loan under this Agreement, the Borrower will not be "insolvent," within the meaning of such term as used in North Carolina General Statutes ss. 23-3 or as defined in ss. 101 of Title 11 of the United States Code or Section 2 of the Uniform Fraudulent Transfer Act, or any other applicable state law pertaining to fraudulent transfers, as each may be amended from time to time, or be unable to pay its debts generally as such debts become due, or have an unreasonably small capital to engage in any business or transaction, whether current or contemplated.

               SECTION 5.18. Survival of Representations and Warranties, Etc. All representations and warranties set forth in this Article V and all representations and warranties contained in any certificate, or any of the Loan Documents (including but not limited to any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Closing Date, shall survive the Closing Date and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Bank or any borrowing hereunder.

                                   ARTICLE VI
                                   COVENANTS

               Until all of the Loans have been finally and indefeasibly paid in full and the Commitment terminated, unless consent has been obtained in the manner provided for in Section 8.04, the Borrower hereby covenants and agrees that:

               SECTION 6.01. Information. The Borrower will deliver to the Bank at its address set forth on the signature pages hereto, or such other office as may be designated by the Bank from time to time:

               (a) As soon as practicable and in any event within 45 days after the close of each Fiscal Quarter, beginning with the close of the current Fiscal Quarter for the Borrower and its Subsidiaries on a consolidated basis, balance sheets and statements of income and cash flows for or relating to the Fiscal Quarter then ended, all prepared in accordance with Generally Accepted Accounting Principles (subject to normal year-end adjustments), applied on a Consistent Basis, and certified by the chief financial officer of the Borrower. The requirements of this paragraph shall be fully satisfied upon the delivery to the Bank within the time period specified above of the Borrower's quarterly report on form 10-Q with respect to any Fiscal Quarter, provided, that the financial statements and accompanying notes are fully disclosed within such filing;

               (b) As soon as practicable and in any event within 90 days after, the close of each Fiscal Year, beginning with the close of the current Fiscal Year, an audited consolidated balance sheet of Borrower and its Subsidiaries as of the close of such Fiscal Year and audited consolidated statements of income and cash flows for the Fiscal Year then ended prepared by a Big Five independent certified public accounting firm in accordance with Generally Accepted Accounting Principles, applied on a Consistent Basis, and accompanied by a report thereon by such certified public accountants and, with respect to such audited financial statements, containing an opinion that is not qualified with respect to scope limitations imposed by Borrower, as to going concern or with respect to accounting principles followed by Borrower not in accordance with Generally Accepted Accounting Principles;

               (c) Concurrently with the delivery of the financial statements described in subsection (b) above, a certificate from the independent certified public accountants stating that in making their examination of the financial statements of the Borrower and its Subsidiaries, they obtained no knowledge of the occurrence or existence of any condition or event which constitutes or would constitute, upon the giving of notice or lapse of time or both, an Event of Default, or a statement specifying the nature and period of existence of any such condition or event disclosed by their examination;

               (d) Concurrently with the delivery of the financial statements described in subsections (a) and (b) above or at such other times as the Bank may reasonably request, a certificate from the chief financial officer of the Borrower certifying to the Bank that to the best of their knowledge after review of this Agreement and appropriate inquiry, the Borrower has kept, observed, performed and fulfilled each and every covenant, obligation and agreement binding upon the Borrower contained in this Agreement, accompanied by a worksheet completed in accordance with Generally Accepted Accounting Principles detailing the Borrower's compliance with the financial covenants contained in Sections 6.25, 6.26 and 6.27 hereto in form satisfactory to the Bank, and that no Default or Event of Default has occurred or specifying any such Default or Event of Default;

               (e) Immediately upon issuance, each report to the Securities and Exchange Commission and each notice, financial report or proxy statement rendered to its shareholders;

               (f) Immediately upon the Borrower's receipt thereof, copies of any management letter or other written communications from certified public accountants the effect of which would have a Material Adverse Effect on the business of the Borrower or any Subsidiary; and

               (g) Upon the Bank's request such other information about the financial condition, business or operations of the Borrower and its Subsidiaries as the Bank may from time to time reasonably request.

               SECTION 6.02. Notice of Certain Events. The Borrower shall promptly, after any officer of the Borrower learns or obtains knowledge of the occurrence thereof, give written notice to the Bank of:

               (a) any litigation or proceedings brought against the Borrower or any of its Subsidiaries or any attachments, judgments, liens, levies or orders (other than Permitted Liens) that may be placed on or assessed against or threatened against the Borrower or any of its Subsidiaries which are (i) not otherwise covered by insurance or are contested by the insurer and (ii) in the aggregate exceed $5,000,000 in uninsured exposure and the Borrower shall set up such reserves as required by Generally Accepted Accounting Principles.

               (b) any written notice of a violation received by the Borrower or any of its Subsidiaries from any governmental regulatory body or law enforcement authority which, if such violation were established, might have a Material Adverse Effect on the business of the Borrower or any of its Subsidiaries;

               (c) any other matter that has resulted in a Material Adverse Effect on the Borrower or any of its Subsidiaries;

               (d) any breach or violation of or noncompliance with any covenant or condition of this Agreement or any Event of Default hereunder; and

               (e) any change in the name of the Borrower or any Subsidiary.

               SECTION 6.03. Corporate Existence. Except as provided in Section 6.12, the Borrower will, and will cause each of its Subsidiaries to, maintain and preserve its corporate or limited liability company existence and all rights, privileges and franchises now enjoyed.

               SECTION 6.04. Payment of Indebtedness; Performance of Other Obligations. The Borrower will, and will cause each of its Subsidiaries to pay, all material Indebtedness before such Indebtedness shall become past due, all material taxes, assessments and other governmental charges that may be levied or assessed upon it when due and all other material obligations in accordance with customary trade practices, and comply in all material respects with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official applicable to any part thereof or to the operation of its business; provided, however, that the Borrower or any Subsidiary may in good faith by appropriate proceedings and with due diligence contest any such Indebtedness, taxes, assessments, governmental charges, acts, rules, regulations, orders and directions that do not in the Bank's reasonable judgment materially and adversely affect the Borrower's business and if requested by the Bank, shall establish reserves reasonably satisfactory to the Bank. The Borrower will, and will cause each of its Subsidiaries to, observe and remain in compliance in all material respects with all laws, ordinances, governmental rules and regulations to which it is subject and obtain all licenses, permits, franchises or other governmental authorizations necessary to the ownership of its properties or the conduct of its business, and observe and perform all covenants and conditions of all material agreements and instruments to which it is a party, where failure to comply would have a Material Adverse Effect on the business of the Borrower or any Subsidiary.

               SECTION 6.05. Maintenance of Books and Records; Inspection. The Borrower will, and will cause each of its Subsidiaries to, (i) maintain adequate books, accounts and records, and prepare all financial statements required under this Agreement in accordance with Generally Accepted Accounting Principles (subject, in the case of unaudited interim statements, to normal year-end adjustments) and in material compliance with the regulations of any governmental regulatory body having jurisdiction over it; and (ii) permit employees or agents of the Bank at any time during normal business hours and upon reasonable notice to inspect the properties of the Borrower and its Subsidiaries, and to examine or audit the books of the Borrower and its Subsidiaries, accounts and records and make copies and memoranda of them, and to discuss the affairs, finances and accounts of the Borrower with its executive officers, and independent public accountants (and by this provision the Borrower and its Subsidiaries authorize said accountants to discuss the finances and affairs of the Borrower and its Subsidiaries), all at such reasonable times and as often as may be reasonably requested, but in any event at least twice during each fiscal year of the Borrower.

               SECTION 6.06. Comply with ERISA. The Borrower will, and will cause each of its Subsidiaries to, (i) at all times make prompt payment of contributions required to meet the minimum funding standards set forth in ERISA with respect to any Plan, except to the extent that failure to make such payment would not have a Material Adverse Effect on the business of the Borrower or any Subsidiary; (ii) not withdraw from participation in, permit the termination or partial termination of, or permit the occurrence of any other event with respect to any Plan that could result in liability to the PBGC, except to the extent that such withdrawal, termination, partial termination or occurrence would not have a Material Adverse Effect on the business of the Borrower or any Subsidiary; (iii) notify the Bank as soon as practicable of any Reportable Event and of any additional act or condition arising in connection with any Plan which the Borrower or any of its Subsidiaries believe might constitute grounds for the termination thereof by the PBGC or for the appointment by the appropriate United States district court of a trustee to administer such Plan, and (iv) furnish to the Bank upon the Bank's request, such additional information about any Plan as may be reasonably requested. Neither the Borrower nor any of its Subsidiaries will permit the occurrence of any "prohibited transaction" (as defined in ERISA).

               SECTION 6.07. Maintenance of Properties; Conduct of Business. The Borrower will, and will cause each of its Subsidiaries to, conduct its business in an orderly, efficient and customary manner, keep its properties used in the operations of its business in good working order and condition (normal wear and tear excepted), and from time to time make all needed repairs to, renewals of or replacements of its properties (except where failure to make such repairs, renewals or replacements would not have a Material Adverse Effect on the business of the Borrower or any of its Subsidiaries or to the extent that any of such properties is obsolete or is being replaced) so that the efficiency of such property shall be fully maintained and preserved. The Borrower and its Subsidiaries shall file or cause to be filed in a timely manner all reports, applications, estimates and licenses that shall be required by any Governmental Authority and which, if not timely filed, would have a Material Adverse Effect on the Borrower or any of its Subsidiaries.

               SECTION 6.08. Insurance. The Borrower will, and will cause each of its Subsidiaries to, maintain insurance with financially sound and reputable insurance companies against such risks and in such amounts as are customarily maintained by similar businesses as that of the Borrower and its Subsidiaries.

               SECTION 6.09. Observe all Laws. The Borrower will conform to and duly observe all laws, regulations and other valid requirements of any regulatory authority with respect to the conduct of its business, except to the extent that failure to do so would not have a Material Adverse Effect on the business of the Borrower or any of its Subsidiaries.

               SECTION 6.10. Year 2000. The Borrower has taken all action deemed reasonably necessary by Borrower to assure that the Borrower's and its Subsidiaries' computer based systems are able to operate, and effectively process data including dates, on and after January 1, 2000. At the request of the Bank, the Borrower will provide the Bank with assurances acceptable to the Bank of the Borrower's year 2000 compatibility.

               SECTION 6.11. Subsidiary Guaranties. All Subsidiaries of the Borrower (excluding any Subsidiary operating as an insurance or banking entity) shall, within ninety (90) days of the Closing Date, execute and deliver to the Bank a guaranty agreement in form reasonably acceptable to Bank and Borrower, unconditionally guaranteeing the obligations under this Agreement and the Note and any Subsidiary created or acquired subsequent to the Closing Date (excluding any Subsidiary operating as an insurance or banking entity) shall, within thirty (30) days of the date of creation or acquisition, execute a guaranty agreement supplement in form reasonably acceptable to the Bank and the Borrower; provided that, subject to the requirements of Section 6.19 hereof, failure to provide such guarantees shall not create or result in an Event of Default, but shall require the Borrower to deliver to the Bank as soon as practicable and (i) in any event within 45 days after the close of each Fiscal Quarter of the Borrower, beginning with the close of the first Fiscal Quarter subsequent to the deadline for delivery of the guaranty agreements or guaranty agreement supplements required above, consolidating balance sheets and statements of income and cash flows of the Borrower and its Subsidiaries for or relating to the Fiscal Quarter then ended, and (ii) in any event within 90 days after the close of each Fiscal Year of the Borrower, beginning with the close of the first Fiscal Year subsequent to the deadline for delivery of the guaranty agreements or guaranty agreement supplements required above, consolidating balance sheets and statements of income and cash flows of the Borrower and its Subsidiaries for or relating to the Fiscal Year then ended, all prepared in the case of clause (i) and clause (ii) above in accordance with Generally Accepted Accounting Principles (in the case of such quarterly statements, subject to normal year-end adjustments and the absence of notes), applied on a Consistent Basis, and certified by the chief financial officer of the Borrower. Each Subsidiary delivering a guaranty or guaranty agreement supplement hereunder shall at the same time deliver to the Bank all documents which the Bank may reasonably request relating to the existence of the Subsidiary, the authority for and the validity of the guaranty or guaranty agreement supplement and any other matters relevant thereto, all in form and substance satisfactory to the Bank, including without limitation a certificate of incumbency of the Subsidiary, signed by the Secretary or an Assistant Secretary or other appropriate representative of the Subsidiary, as applicable, certifying as to the names, and incumbency of the officer or other representative of the Subsidiary authorized to execute and deliver the guaranty or guaranty agreement supplement, and certified copies of the following items as to the Subsidiary: (i) the certificate of incorporation or article of organization, (ii) the bylaws or operating agreement, (iii) a certificate of the Secretary of State (or other appropriate office) of the state of its incorporation as to its good standing as a corporation or limited liability company of such jurisdiction, and (iv) the action taken by the board of directors or members authorizing the execution, delivery and performance of the guaranty or guaranty agreement supplement to which the Subsidiary is a party.

               SECTION 6.12. Merger and Dissolution; Sale of Assets. Except for the transactions contained on Schedule 6.12, the Borrower shall not, and shall not permit any Subsidiary to, liquidate, windup or dissolve, or enter into any consolidation, merger, share exchange, syndicate or other combination, or sell, lease, transfer or otherwise dispose of, in a single transaction or a series of related transactions, all or substantially all of its business or assets or any portion thereof if such portion of its business or assets represents ten percent (10%) or more of the net revenues, profits or assets of the Borrower or such Subsidiary (except for sales of inventory in the ordinary course of business); provided, that (i) subject to the requirements of Section 6.11 hereof, any Subsidiary may be wound up and dissolved if the proceeds of the dissolution are transferred to the Borrower or another Subsidiary of the Borrower, and (ii) any Subsidiary may be merged into another Subsidiary or into the Borrower.

               SECTION 6.13. Acquisitions. Except for the transactions contained on Schedule 6.13, the Borrower shall not, and shall not permit any Subsidiary to, acquire the business or all or a substantial portion of the assets of any Person, unless the effect of such acquisition on a pro forma basis measured over a period commencing four (4) Fiscal Quarters prior to the effective date of the acquisition and continuing thereafter until such acquisition has been effective for a total period of four (4) Fiscal Quarters would not result in an Event of Default.

               SECTION 6.14. Indebtedness. The Borrower shall not, and shall not permit any Subsidiary to, create, incur or suffer to exist any Indebtedness or the equivalent (including any Indebtedness incurred as a general partner or as a venturer) except for: (a) the obligations owed to the Bank under this Agreement and the Note; (b) the obligations owed by the Borrower under any other Loan Document; (c) current trade accounts payable or accrued by the Borrower or any of its Subsidiaries in the ordinary course of its business, provided that the same shall be paid when due in accordance with customary trade terms unless contested by appropriate proceedings; (d) Indebtedness secured by Permitted Liens; (e) unsecured Indebtedness, provided that the effect of such unsecured Indebtedness on a pro forma basis measured over a period commencing four (4) Fiscal Quarters prior to the date the unsecured Indebtedness is incurred would not result in an Event of Default; (f) purchase money Indebtedness of the Borrower and its Subsidiaries in an aggregate amount not to exceed $5,000,000 on any date of determination; (g) Indebtedness existing on the Closing Date and not otherwise permitted under this Section 6.14, as set forth on Schedule 6.14; and (h) any other Indebtedness specifically permitted by the Bank.

               SECTION 6.15. Liens and Encumbrances. The Borrower shall not, and shall not permit any Subsidiary to, create, assume or suffer to exist any Lien except for (a) Permitted Liens and (b) Liens necessary to secure purchase money Indebtedness, subject to the dollar limitation contained in Section 6.14(f).

               SECTION 6.16. Transactions With Related Persons. Except as otherwise permitted hereunder, the Borrower shall not, and shall not permit any Subsidiary to, make any loan or advance to, purchase, assume or guarantee any note to or from, or enter into any transaction with, any of its officers, directors, shareholders or Affiliates, or any member of the immediate family of any of its officers, directors, shareholders or Affiliates, or subcontract any operations to any Affiliate, except (a) as otherwise permitted hereunder; (b) for transactions with its officers, directors, shareholders or Affiliates in an aggregate amount not to exceed $2,000,000 in any Fiscal Year; and (c) in the ordinary course of and pursuant to the reasonable requirements of its business, consistent with past practices and upon fair and reasonable terms that are fully disclosed to the Bank and are no less favorable to it than would obtain in a comparable arm's length transaction with a Person not an Affiliate of the Borrower or such Subsidiary, as the case may be, provided, however, that the restrictions contained in this Section 6.16 shall not prohibit the Borrower or any Subsidiary from entering into any such transactions with another Subsidiary of the Borrower.

               SECTION 6.17. Sale and Leaseback. Subsequent to the Closing Date, the Borrower shall not, and shall not permit any Subsidiary to, enter into any arrangement with any Person providing for the leasing by the Borrower or any of its Subsidiaries of any asset that has been sold or transferred by the Borrower or any of its Subsidiaries to such Person, if the book value of the assets of the Borrower and its Subsidiaries which have been sold and leased back, including the transaction currently being contemplated, in the aggregate represent more than 10% of the book value of the assets of the Borrower and its Subsidiaries as of the Borrower's last Fiscal Quarter end.

               SECTION 6.18. New Business. The Borrower shall not, and shall not permit any Subsidiary to, engage in any business other than the business in which it is currently engaged or a business reasonably related thereto.

               SECTION 6.19. Subsidiaries. Unless the requirements of Section
6.11 have been satisfied and as otherwise provided on Schedule 6.19, the Borrower shall not, and shall not permit any Subsidiary to, create any new Subsidiary or transfer any assets to a Subsidiary if the formation of such new Subsidiary or the transfer of assets to such Subsidiary would cause any one of the aggregate of net revenues or profits or assets of all the Subsidiaries on a consolidated basis to exceed five percent (5%) of any one of the net revenues or profits or assets of the Borrower and its Subsidiaries on a consolidated basis, unless such new Subsidiary or Subsidiary to which assets are transferred executes and delivers a guaranty agreement supplement in form reasonably acceptable to the Bank and the Borrower, unconditionally guaranteeing the obligations under this Agreement and the Note.

               SECTION 6.20. Guaranties. The Borrower shall not, and shall not permit any Subsidiary to, guarantee or otherwise, in any way, become liable with respect to the obligations or liabilities of any Person, except for (a) guaranties issued in favor of the Bank; (b) guaranties which do not exceed $10,000,000 in the aggregate at any time; (c) endorsements for collection or deposit in the ordinary course of business; (d) the guaranty by the Borrower of certain letter of credit obligations of Belk International, Inc.; (e) the guaranties by the Subsidiaries pursuant to Sections 6.11 and 6.19 hereof; and
(f) any guaranty by the Borrower or any Subsidiary of any Indebtedness or obligation of the Borrower or any Subsidiary to the extent such Indebtedness or obligation is permitted hereunder.

               SECTION 6.21. Restrictive Transactions. The Borrower shall not, and shall not permit any Subsidiary to, enter into any transaction that materially and adversely affects the Borrower's ability to repay any Indebtedness or the obligations hereunder.

               SECTION 6.22. Hazardous Wastes. Permit, in violation of any federal, state or local laws, regulations or orders, any hazardous or toxic wastes, contaminants, oil, radioactive or other materials the removal of which is required or the maintenance of which is restricted, prohibited or penalized by any federal, state or local agency, authority or governmental unit to be brought on to any real property owned by the Borrower or any Subsidiary, or if so brought or found located thereon, the same shall be immediately removed, if required by Applicable Law, with proper disposal, and all required environmental cleanup procedures shall be diligently undertaken pursuant to all such laws, ordinances and regulations.

               SECTION 6.23. Change in Fiscal Year. The Borrower will not change its Fiscal Year end without the consent of the Bank.

               SECTION 6.24. Amendments. The Borrower shall not, and shall not permit any Subsidiary to, amend, modify or change in any manner the Borrower's articles of incorporation or bylaws, or any agreement entered into by the Borrower with respect to its Capital Stock, or enter into any new agreement with respect to its Capital Stock if such amendment or new agreement would have an adverse effect on the enforcement of this Agreement or would otherwise have a Material Adverse Effect on the business of the Borrower or any of its Subsidiaries.

               SECTION 6.25. Leverage-Ratio. The Borrower shall not permit the Leverage Ratio (i) as of the last day of the first Fiscal Quarter of any Fiscal Year to be greater than 3.25 to 1.0; (ii) as of the last day of the second Fiscal Quarter of any Fiscal Year to be greater than 3.25 to 1.0; (iii) as of the last day of the third Fiscal Quarter of any Fiscal Year to be greater than
3.7 to 1.0; and (iv) as of the last day of any Fiscal Year to be greater than 3 .0 to 1.0.

               SECTION 6.26. Fixed Charge Coverage Ratio. The Borrower shall not permit the Fixed Charge Coverage Ratio as of the last day of any Fiscal Quarter to be less than 1.5 to 1.0.

               SECTION 6.27. Net Worth. The Borrower shall not permit Consolidated Tangible Net Worth as of the last day of any Fiscal Quarter to be less than the sum of (i) $650,000,000, plus (ii)

50% of Comprehensive Income for each Fiscal Year, beginning as of the Fiscal Year ending on January 30, 1999, provided that Comprehensive Income for any such Fiscal Year shall be taken into account for purposes of this calculation only if positive, plus (iii) 100% of the increase in the stated capital and additional paid in capital accounts of the Borrower and its Subsidiaries resulting from the issuance or purchase of equity securities (including pursuant to the exercise of options, rights or warrants or pursuant to the conversion of convertible securities) or other Capital Stock, excluding any stock issuance and stock purchase, where the proceeds of the issuance are used to purchase stock from other shareholders or their estates, all determined as of the end of each Fiscal Year on a consolidated basis in accordance with Generally Accepted Accounting Principles.

               SECTION 6.28. Additional Covenants. In the event that at any time this Agreement is in effect the Borrower or any Subsidiary shall enter into any agreement, guarantee, indenture or other instrument (each a "Financing Agreement") governing, relating to or guaranteeing any Financing or to amend any terms and conditions applicable to any Financing, which Financing Agreement includes covenants concerning or limiting the Borrower or any Subsidiary with respect to the matters addressed in Sections 6.01, 6.11, 6.25, 6.26 or 6.27 of this Agreement, which are more favorable to the lender or other counterparty thereunder with respect to such matters, than Sections 6.01, 6.11, 6.25, 6.26 or 6.27 of this Agreement, the Borrower shall promptly so notify the Bank. Thereupon, if the Bank shall request by written notice to the Borrower (after a determination has been made by the Bank that any such Financing Agreement contains any provisions which either individually or in the aggregate are more favorable than one of Sections 6.01, 6.11, 6.25, 6.26 or 6.27 of this Agreement), the Borrower and the Bank shall enter into an amendment to this Agreement providing for substantially the same such covenants as those provided for in such Financing Agreement, to the extent required and as may be selected by the Bank, such amendment to remain in effect, unless otherwise specified in writing by the Bank, for the entire duration of the stated term to maturity of such Financing (to and including the date to which the same may be extended at the Borrower's option), notwithstanding that such Financing might be earlier terminated by prepayment, refinancing, acceleration or otherwise, provided that if any such Financing Agreement shall be modified, supplemented, amended or restated so as to modify, amend or eliminate from such Financing Agreement any such covenant so made a part of this Agreement, then unless required by the Bank pursuant to this Section, such modification, supplement or amendment shall not operate to modify, amend or eliminate such covenant as so made a part of this Agreement. As used in this Section, "Financing" means (i) any transaction or series of transactions for the incurrence by the Borrower or any Subsidiary of any Indebtedness or for the establishment of a commitment to make advances which would constitute Indebtedness of the Borrower or any Subsidiary, which Indebtedness is not by its terms subordinate and junior to other Indebtedness of the Borrower or such Subsidiary, (ii) any obligation incurred in a transaction or series of transactions in which assets of the Borrower or any Subsidiary are sold and leased back, or (iii) a sale of accounts or other receivables or any interest therein.

               SECTION 6.29. Use of Proceeds. No portion of the proceeds of the Loan will be used by the Borrower or any Subsidiary (a) in connection with, either directly or indirectly, any tender offer for, or other acquisition of, stock of any corporation with a view towards obtaining control of such other corporation, (b) directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock, or (c) for any purpose in violation of any Applicable Law.

               SECTION 6.30. Crestar Facility. The Borrower shall permanently reduce its Credit Facility with Crestar Bank on or before January 1, 1999 such that no more than $5,000,000.00 is thereafter outstanding and/or available to be drawn thereunder.


                                  ARTICLE VII
                                    DEFAULTS

               SECTION 7.01. Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default by the Borrower under this Agreement:

               (a) the Borrower shall fail to pay any principal of the Loans within five days after such principal shall become due or shall fail to pay any interest on the Loans within ten days after such interest shall become due, or shall fail to pay any other amount payable hereunder within ten days after such other amount becomes due; or

               (b) the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement or any Loan Document (other than those covered by clause (a) above) for thirty days after the earlier of (i) the first day on which a responsible officer of the Borrower has knowledge of such failure, or (ii) written notice thereof has been given to the Borrower by the Bank; or

               (c) any representation, warranty, certification or statement made by the Borrower in Article V or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made); or

               (d) the Borrower or any Subsidiary shall fail to make any payment in respect of Indebtedness outstanding (other than the Note) when due or within any applicable grace period; or

               (e) any event or condition shall occur which results in the acceleration of the maturity of Indebtedness outstanding of the Borrower or any Subsidiary or the purchase of such Indebtedness by the Borrower (or its designee) or such Subsidiary (or its designee) prior to the scheduled maturity thereof or would enable (or, with the giving of notice or lapse of time or both, would enable) the holders of such Indebtedness or any Person acting on such holders' behalf to accelerate the maturity thereof or require the purchase thereof by the Borrower (or its designee) or such Subsidiary (or its designee) prior to the scheduled maturity thereof, without regard to whether such holders or other Person shall have exercised or waived their right to do so; or

               (f) the Borrower or any Subsidiary of the Borrower shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally, or shall admit in writing its inability, to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

               (g) an involuntary case or other proceeding shall be commenced against the Borrower or any Subsidiary of the Borrower seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Subsidiary of the Borrower under the federal bankruptcy laws as now or hereafter in effect; or

               (h) the Borrower or any member of the Controlled Group shall fail to pay when due any material amount which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans shall be filed under Title IV of ERISA by the Borrower, any member of the Controlled Group, any plan administrator or any combination of the foregoing, or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or the Borrower or any other member of the Controlled Group shall enter into, contribute or be obligated to contribute to, terminate or incur any withdrawal liability with respect to, a Multiemployer Plan; or

               (i) one or more judgments or orders for the payment of money in an aggregate amount in excess of $100,000 shall be rendered against the Borrower or any Subsidiary and such judgment or order shall continue without discharge or stay for a period of 30 days; or

               (j) a federal tax lien shall be filed against the Borrower under
Section 6323 of the Code or a lien of the PBGC shall be filed against the Borrower or any Subsidiary under Section 4068 of ERISA and in either case such lien shall remain undischarged for a period of 60 days after the date of filing; or

               (k) any default or event of default shall occur under any Loan Document.

               SECTION 7.02. Remedies on Default. Upon the occurrence of an Event of Default, the Bank may by notice to the Borrower, declare the Note and the Loans (together with accrued interest thereon), and the Note and the Loans (together with accrued interest thereon) shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and terminate the Credit Facility; provided, that if any Event of Default specified in clause (f) or (g) of Section 7.01 above occurs with respect to the Borrower, without any notice to the Borrower or any other act by the Bank, the Note and the Loans (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and the Credit Facility shall be automatically terminated.

               SECTION 7.03. Security Interest, Offset, Sharing of Offsets.

               (a) In addition to, and not in limitation of, all rights of offset that the Bank or other holder of the Note may have under Applicable Law, the Borrower hereby grants to the Bank, as security for the full and punctual payment and performance of the obligations to pay to the Bank the principal of and interest on the Loans and other amounts due hereunder, a continuing lien on and security interest in all deposits and other sums credited by or due from the Bank to the Borrower or subject to withdrawal by the Borrower; and regardless of the adequacy of any collateral or other means of obtaining repayment of the Loans, the Bank may, at any time after the occurrence of an Event of Default and without notice to the Borrower, set off the whole or any portion or portions of any or all such deposits and other sums against the amounts owing under this Agreement and the Note, whether or not any other Person or Persons could also withdraw money therefrom.

               (b) The Borrower agrees, to the fullest extent it may effectively do so under Applicable Law, that any holder of a participation in a Note may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.


                                  ARTICLE VIII
                                 MISCELLANEOUS

               SECTION 8.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given to such party at its address referenced below or such other address as such party may hereafter specify for the purpose by notice to the other party:

               (a) If to the Borrower:

                   Belk, Inc.
                   2801 West Tyvola Road
                   Charlotte, North Carolina 28217-4500
                   Attention:  Mr. James M. Berry
                   Fax number: (704) 357-1883

               (b) If to the Bank, to its address set forth on the signature pages hereof.

Each such notice, request or other communication shall be effective (i) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (ii) if given by any other means, when delivered at the address specified in this Section; provided, that notices to the Bank under Article II or Article III shall not be effective until received.

               SECTION 8.02. No Waivers. No failure or delay by the Bank or Borrower in exercising any right, power or privilege hereunder or under the Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

               SECTION 8.03. Expenses; Documentary Taxes.

               (a) The Borrower shall pay (i) all out-of-pocket expenses of the Bank, including reasonable fees and disbursements of counsel for the Bank, in connection with the preparation of this Agreement and the other Loan Documents, any waiver or consent hereunder or any amendment hereof or any actual or alleged Default hereunder; provided, that the Borrower shall not be liable for the expenses of the Bank in connection with the preparation of this Agreement and the other Loan Documents to the extent such expenses exceed $10,000, and
(ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Bank, including fees and disbursements of outside counsel, in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom, including out-of-pocket expenses incurred in enforcing this Agreement and the other Loan Documents.

               (b) The Borrower shall indemnify the Bank against any transfer taxes, documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery of this Agreement or the other Loan Documents.

               (c) The Borrower shall indemnify the Bank and its directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from any actual or proposed use by the Borrower of the proceeds of any extension of credit by the Bank hereunder or breach by the Borrower of this Agreement or any other Loan Document or from investigation, litigation (including, without limitation, any actions taken by the Bank to enforce this Agreement or any of the other Loan Documents) or other proceeding (including, without limitation, any threatened investigation or proceeding) relating to the foregoing, and the Borrower shall reimburse the Bank and its directors, officers, employees and agents, upon demand for any expenses (including, without limitation, legal fees) incurred in connection with any such investigation or proceeding; but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence, willful misconduct or bad faith of the Person to be indemnified.

               SECTION 8.04. Amendments and Waivers. Any provision of this Agreement, the Note or any other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Bank.

               SECTION 8.05. Successors and Assigns.

               (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, that the Borrower may not assign or otherwise transfer any of its rights under this Agreement.

               (b) The Bank may at any time sell to one or more Persons (each a "Participant") participating interests in the Loans, the Note or any other interest of the Bank hereunder; provided, that no participating interests in the Loans, the Note or any other interest of the Bank may be sold pursuant to this paragraph (b) to a Person not an Affiliate of the Bank without the prior written consent of the Borrower. In the event of any such sale by the Bank of a participating interest the Bank's obligations under this Agreement shall remain unchanged, the Bank shall remain solely responsible for the performance thereof, the Bank shall remain the holder of the Note for all purposes under this Agreement, and the Borrower shall continue to deal solely and directly with the Bank in connection with the Bank's rights and obligations under this Agreement. In no event shall the Bank be obligated to the Participant to take or refrain from taking any action hereunder except that the Bank may agree that it will not (except as provided below), without the consent of the Participant, agree to (i) the change of any date fixed for the payment of principal of or interest on the Loan, (ii) the change of the amount of any principal, interest or fees due on any date fixed for the payment thereof with respect to the Loan,
(iii) the change of the principal of the Loan, (iv) any change in the rate at which interest is payable thereon from the rate at which the Participant is entitled to receive interest in respect of such participation, (v) the release or substitution of all or any substantial part of the collateral (if any) held as security for the Loan, or (vi) the release of any guaranty given to support payment of the Loan. The Bank shall, within ten Business Days after selling a participating interest in the Loan, the Note or other interest under this Agreement, provide the Borrower with written notification stating that such sale has occurred and identifying the Participant and the interest purchased by such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Article III and Section 7.03 with respect to its participation in the Loans.

               (c) The Bank may at any time assign to one or more banks or financial institutions

(each an "Assignee") all, or a proportionate part of all, of its rights and obligations under this Agreement and the Note and the other Loan Documents, and the Assignee shall assume all such rights and obligations, pursuant to an Assignment and Acceptance in the form attached hereto as Exhibit E executed by such Assignee, the Bank and the Borrower; provided, that no interest may be sold by the Bank pursuant to this paragraph (c) to any Assignee which is not an Affiliate of the Bank without the consent of the Borrower. Upon (i) execution of the Assignment and Acceptance by the Bank, such Assignee, and the Borrower (if required), (ii) delivery of an executed copy of the Assignment and Acceptance to the Borrower, and (iii) payment by such Assignee to the Bank of an amount equal to the purchase price agreed between Bank and such Assignee, such Assignee shall for all purposes be a Bank party to this Agreement and shall have all the rights and obligations of a Bank under this Agreement to the same extent as if it were an original party hereto, and the Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by the Borrower or the Bank shall be required. Upon the consummation of any transfer to an Assignee pursuant to this paragraph (c), the Bank and the Borrower shall make appropriate arrangements so that, if required, new Notes are issued to such Assignee and the Bank.

               (d) Subject to the provisions of Section 8.06, the Borrower authorizes the Bank to disclose to any Participant, Assignee or other transferee (each a "Transferee") and any prospective Transferee any and all financial information in the Bank's possession concerning the Borrower which has been delivered to the Bank by the Borrower pursuant to this Agreement or which has been delivered to the Bank by the Borrower in connection with the Bank's credit evaluation prior to entering into this Agreement.

               (e) No Transferee shall be entitled to receive any greater payment under Section 3.03 than the Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent.

               (f) Anything in this Section to the contrary notwithstanding, the Bank may assign and pledge all or any portion of the Loan and/or obligations owing to it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and Operating Circular issued by such Federal Reserve Bank; provided, that any payment in respect of such assigned Loan and/or obligations made by the Borrower to the Bank in accordance with the terms of this Agreement shall satisfy the Borrower's obligations hereunder in respect of such assigned Loans and/or obligations to the extent of such payment. No such assignment shall release the Bank from its obligations hereunder.

               SECTION 8.06. Confidentiality. The Bank agrees to exercise its best efforts to keep any information delivered or made available by the Borrower to it which is clearly indicated to be confidential information, confidential from any one other than persons employed or retained by the Bank who are or are expected to become engaged in evaluating, approving, structuring or administering the Loan; provided, however, that nothing herein shall prevent the Bank from disclosing such information (a) upon the order of any court or administrative agency, (b) upon the request or demand of any regulatory agency or authority having jurisdiction over the Bank, (c) which has been publicly disclosed, (d) to the extent reasonably required in connection with any litigation to which the Bank or its respective Affiliates may be a party, (e) to the extent reasonably required in connection with the exercise of any remedy hereunder, (f) to the Bank's affiliates, legal counsel and independent auditors and (g) to any actual or proposed Participant, Assignee or other Transferee of all or part of its rights hereunder which has agreed in writing to be bound by the provisions of this Section.

               SECTION 8.07. Governing Law. This Agreement, the Note and the other Loan Documents shall be construed in accordance, with and governed by the law of the State of North Carolina. This Agreement, the Note and the other Loan Documents are intended to be effective as instruments executed under seal.

               SECTION 8.08. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

               SECTION 8.09. Severability. If any provisions of this Agreement shall be held invalid under any Applicable Law, such invalidity shall not affect any other provision of this Agreement that can be given effect without the invalid provision, and, to this end, the provisions hereof are severable.

               SECTION 8.10. Captions. Captions in this Agreement are for the convenience of reference only and shall not affect the meaning or interpretation of the provisions hereof.


               [Remainder of this page intentionally left blank]

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the year and day first above written.


                                                BORROWER:

                                                BELK, INC.

[CORPORATE SEAL]
                                                By:
                                                   -----------------------------
                                                   Title:

                                      BANK:

Lending Office                        WACHOVIA BANK, N.A.
Wachovia Bank, N.A.
400 South Tryon Street
Charlotte, North Carolina 28202       By:
                                         ---------------------------------------
                                      Title:
                                            ------------------------------------

                                      ADDRESS:

                                      Wachovia Bank, N.A.
                                      400 South Tryon Street
                                      Charlotte, North Carolina 28202
                                      Attn: David W. Shore
                                      Telephone: (704) 378-5144
                                      Fax: (704) 378-5181

                                   Exhibit A
                              to Credit Agreement
                         dated as of September 11, 1998
                            by and among Belk, Inc.
                                      and
                              Wachovia Bank, N.A.


                                PROMISSORY NOTE


$150,000,000.00                                               September 11, 1998

               FOR VALUE RECEIVED, the undersigned BELK, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of WACHOVIA BANK, N.A. (together with its endorsees, successors and assigns, the "Bank"), the principal sum of One Hundred Fifty Million and No/100 Dollars ($150,000,000.00) on the dates provided for in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of this Note on the dates and at the rate or rates provided for in the Credit Agreement. Interest on any overdue principal of and, to the extent permitted by law, overdue interest on the principal amount hereof shall bear interest at the rate or rates as provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other funds immediately available at the Bank's office set forth in the Credit Agreement.

               This Note evidences the Loans made by the Bank under, is the Note referred to in and issued pursuant to, and is subject to the terms and provisions of, the Credit Agreement, dated as of September 11, 1998, between the Borrower and the Bank (as the same may be modified, amended, supplemented or restated, the "Credit Agreement") to which Agreement reference is hereby made for a statement of said terms and provisions. This Note is entitled to the benefits of the Credit Agreement. Any term used herein that is defined in the Credit Agreement shall have the meaning afforded it in the Credit Agreement when used herein.

               The Bank may, but shall not be obligated to, record on the schedule attached to and made a part hereof, or on a continuation of such schedule, Loans extended by the Bank to the Borrower, the effective interest rates for the Loans evidenced hereby, and the principal payments and prepayments of this Note; provided, that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

               Upon the occurrence and during the continuation of any Event of Default, the Bank may declare the entire unpaid principal balance hereof and all accrued interest hereon to be immediately due and payable in the manner and with the effect provided in the Credit Agreement, and may thereafter exercise any of the remedies referred to in the Credit Agreement or existing under Applicable Law.

               This Note may be prepaid in whole or in part only on the terms and conditions set forth in the Credit Agreement.

               TIME IS OF THE ESSENCE OF THIS CONTRACT. In addition and not in limitation of the foregoing and the provisions of the Credit Agreement, the Borrower further agrees to pay all expenses of collection, including reasonable attorneys' fees, if this Note shall be collected by law or through an attorney at law, or in bankruptcy, receivership or other court proceedings.

               This Note shall be governed by and construed under the internal laws of the State of North Carolina, without giving effect to principles of conflicts of laws. This Note is intended to be effective as an instrument executed under seat.

               PRESENTMENT, DEMAND, PROTEST AND NOTICE OF DISHONOR ARE HEREBY WAIVED BY THE BORROWER.

               IN WITNESS WHEREOF, the Borrower has caused this Note to be executed under seal by a duly authorized officer as of the day and year first above written.


                                              BELK, INC.
ATTEST:

                                              By:
----------------------------                     -------------------------------
Assistant Secretary                           Title:
                                                    ----------------------------
[CORPORATE SEAL]

                             PAYMENTS OF PRINCIPAL
                            =======================


                                                                             Amount
                                                                               of                    Unpaid
                               Type of                Interest              Principal               Principal               Notation
         Date                   Loan*                   Rate                 Repaid                  Amount                 Made by

------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


-----------------

*   I.e., a Base Rate Loan or LIBOR Rate Loan.

                                   Exhibit B
                              to Credit Agreement
                         dated as of September 11, 1998
                                  by and among
                                   Belk, Inc.
                                      and
                              Wachovia Bank, N.A.


                              NOTICE OF BORROWING

Wachovia Bank, N.A.
400 South Tryon Street
Charlotte, North Carolina 28202
Attn: David W. Shore

Ladies and Gentlemen:

               This irrevocable Notice of Borrowing is delivered to you under
Section 2.02 (a) of the Credit Agreement dated as of September 11, 1998 (as amended, restated or otherwise modified, the "Credit Agreement"), by and among Belk, Inc. ("the Borrower") and Wachovia Bank, N.A.

               1. The Borrower hereby requests that the Bank make a Loan in the aggregate principal amount of $___________ (the "Loan").(1)

               2. The Borrower hereby requests that the Loan be made on the following Business Day: _______________________.(2)

               3. The Borrower hereby requests that the Loan bear interest at the following interest rate, as set forth below:

Principal Component
of                                                 Interest
Loan                                               Rate
-------------------                                --------






--------

(1) Complete with an amount in accordance with Section 2.02 of the Credit Agreement.

(2) Complete with a Business Day in accordance with Section 2.02 of the Credit Agreement.

Wachovia Bank, N.A.
Page 2

               4. The principal amount of all Loans outstanding as of the date hereof (including the requested Loan) does not exceed the maximum amount permitted to be outstanding pursuant to the terms of the Credit Agreement.

               5. All of the conditions applicable to the Loan requested herein as set forth in the Credit Agreement have been satisfied as of the date hereof and will remain satisfied to the date of such Loan.

               6. All capitalized undefined terms used herein has the meanings assigned thereto in the Credit Agreement.

               IN WITNESS WHEREOF, the undersigned has executed this Notice of Borrowing this _____day of _________, ___.


                                                BELK, INC.


                                                By:
                                                   -----------------------------
                                                   Name:
                                                        ------------------------
                                                   Title:
                                                         -----------------------

                                   Exhibit C
                              to Credit Agreement
                         dated as of September 11, 1998
                                  by and among
                                   Belk, Inc.
                                      and
                              Wachovia Bank, N.A.

                       NOTICE OF CONVERSION/CONTINUATION


Wachovia Bank, N.A.
400 South Tryon Street
Charlotte, North Carolina 28202
Attn: David W. Shore


Ladies and Gentlemen:

               This irrevocable Notice of Conversion/Continuation (the "Notice") is delivered to you under Section 2.08 of the Credit Agreement dated as of September 11, 1998 (as amended, restated or otherwise modified, the "Credit Agreement"), by and among Belk, Inc. ("the Borrower") and Wachovia Bank, N.A.

               1. This Notice of Conversion/Continuation is submitted for the purpose of: (Complete applicable information.)

               (a)            [Converting] [continuing] a Loan [into] [as] a
                              Loan.(1)

               (b) The aggregate outstanding principal balance of such Loan is $____________.

               (c) The principal amount of such Loan to be [converted] [continued] is $_________.(2)

               (d) The requested effective date of the [conversion] [continuation] of such Loan is __________.

               2. No Default or Event of Default exists, and none will exist upon the conversion or continuation of the Loan requested herein.

               3. All capitalized undefined terms used herein have the meanings assigned thereto in the Credit Agreement.

Wachovia Bank, N.A.
Page 2

               IN WITNESS WHEREOF, the undersigned have executed this Notice of Conversion/Continuation this ______ day of ____________, 19__.


                                              BELK, INC.


                                              By:
                                                 -------------------------------
                                                 Name:
                                                      --------------------------
                                                 Title:
                                                       -------------------------


1. Delete the bracketed language and insert "Base Rate" or "LIBOR Rate", as applicable, in each blank.

2. Complete with an amount in compliance with Section 2.08 of the Credit Agreement.

                                   Exhibit D
                              to Credit Agreement
                         dated as of September 11, 1998
                                  by and among
                                   Belk, Inc.
                                      and
                              Wachovia Bank, N.A.


                        OFFICER'S COMPLIANCE CERTIFICATE


               The undersigned, on behalf of Belk, Inc. (the "Borrower"), hereby certifies to Wachovia Bank, N.A. (the "Bank"), as follows:

               1. This Certificate is delivered to you pursuant to Section 6.01 of the Credit Agreement dated as of September 11, 1998 (as amended, restated or otherwise modified, the "Credit Agreement"), by and among the Borrower and the Bank. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

               2. I have reviewed the financial statements of the Borrower and its Subsidiaries dated as of and for the period[s] then ended and such statements fairly present the financial condition of the Borrower and its Subsidiaries as of the dates indicated and the results of its operations and cash flows for the period[s] indicated.

               3. I have reviewed the terms of the Credit Agreement, the Note and the related Loan Documents and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and the condition of the Borrower and its Subsidiaries during the accounting period covered by the financial statements referred to in Paragraph 2 above. Such review has not disclosed the existence during or at the end of such accounting period of any condition or event that constitutes a Default or an Event of Default, nor do I have any knowledge of the existence of any such condition or event as at the date of this Certificate [except, [if such condition or event existed or exists, describe the nature and period of existence thereof and what action the Borrower has taken, is taking and proposes to take with respect thereto]].

               4. The Borrower and its Subsidiaries are in compliance within the covenants and restrictions contained in Article VI of the Credit Agreement.

               WITNESS the following signatures as of the ____ day of _____________, ____.


                                                 BELK, INC.


                                                 By:
                                                    ----------------------------
                                                    Name:
                                                         -----------------------
                                                    Title:
                                                          ----------------------

                                   Exhibit E
                              to Credit Agreement
                         dated as of September 11, 1998
                            by and among Belk, Inc.
                                      and
                              Wachovia Bank, N.A.


                           ASSIGNMENT AND ACCEPTANCE
                            Dated ___________, ____


               Reference is made to the Credit Agreement dated as of September 11, 1998 (the "Credit Agreement") between, Belk, Inc. (the "Borrower") and Wachovia Bank, N.A. (the "Bank"). Terms defined in the Credit Agreement are used herein with the same meaning.

               Wachovia Bank, N.A. (the "Assignor") and ________________ (the "Assignee") agree as follows:

               1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, a _________% interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the Effective Date (as defined below) (including, without limitation, a _________% interest (which on the Effective Date hereof is $____________) in the Loans owing to the Assignor and a ______% interest in the Note held by the Assignor (which on the Effective Date hereof is $____________).

               2. The Assignor (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder, that such interest is free and clear of any adverse claim and that as of the date hereof the aggregate outstanding principal amount of the Loans owing to it (without giving effect to assignments thereof which have not yet become effective) is $___________; (ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iii) attaches the Note referred to in paragraph 1 above and requests that the Borrower exchange such Note for [a new Note dated ____________________, _____ in the principal amount of ________________ payable to the order of the Assignee] [new Notes as follows: a Note dated __________, ____ in the principal amount of $_______________ payable to the order of the Assignee and a Note dated ___________, ____ in the principal amount of $______________ payable to the order of such Assignor].

               3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 5.04(a) thereof (or any more recent financial statements of the Borrower delivered pursuant to Section 6.01 (a) or (b) thereof) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Assignor and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is a bank or financial institution; (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank; (v) specifies as its Lending Office (and address for notices) the office set forth beneath its name on the signature pages hereof, (vi) represents and warrants that the execution, delivery and performance of this Assignment and Acceptance are within its corporate powers and have been duly authorized by all necessary corporate action [, and (vii) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement and the Notes or such other documents as are necessary to indicate that all such payments are subject to such taxes at a rate reduced by an applicable tax treaty].(1)

               4. The Effective Date for this Assignment and Acceptance shall be ______________ (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Borrower for execution by the Borrower (if required by the Credit Agreement).

               5. Upon such execution and acceptance by the Borrower (if required), from and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent rights and obligations have been transferred to it by this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and (ii) the Assignor shall, to the extent its rights and obligations have been transferred to the Assignee by this Assignment and Acceptance, relinquish its rights (other than under Section 3.03 of the Credit Agreement) and be released from its obligations under the Credit Agreement.

               6. Upon such execution by the Borrower (if required), from and after the Effective Date, the Borrower shall make all payments in respect of the interest assigned hereby to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to such execution by the Borrower directly between themselves.

--------

(1) If the Assignee is organized under the laws of a jurisdiction outside the United States.

               7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of North Carolina.


                                               WACHOVIA BANK, N.A.


                                               By:
                                                  ------------------------------
                                               Title:
                                                     ---------------------------


                                               [NAME OF ASSIGNEE]


                                               By:
                                                  ------------------------------
                                               Title:
                                                     ---------------------------


                                               Lending Office:
                                               [Address]


                                               BELK, INC.


                                               By:
                                                  ------------------------------
                                               Title:
                                                     ---------------------------

                                   Exhibit F
                              to Credit Agreement
                         dated as of September 11, 1998
                                  by and among
                                   Belk, Inc.
                                      and
                              Wachovia Bank, N.A.


                         NOTICE OF ACCOUNT DESIGNATION

                                     Dated

Wachovia Bank, N.A.
400 South Tryon Street
Charlotte, North Carolina 28202
Attn: David W. Shore


Ladies and Gentlemen:

               This Notice of Account Designation is delivered to you by Belk, Inc. (the "Borrower") under Section 2.02(b) of the Credit Agreement dated as of September 11, 1998 (as amended, restated or otherwise modified, the "Credit Agreement") by and among the Borrower and Wachovia Bank, N.A.
(the "Bank").

               The Bank is hereby authorized to disburse all Loan proceeds into the following account(s):

         [Insert name of bank/ ABA Routing Number/ and Account Number]

               IN WITNESS WHEREOF, the undersigned has executed this Notice of Account Designation this ____ day of _______________, 199_.


[CORPORATE SEAL]                            BELK, INC.


                                            By:
                                               ---------------------------------
                                               Name:
                                                    ----------------------------
                                               Title:
                                                     ---------------------------

                                   Exhibit G
                              to Credit Agreement
                         dated as of September 11, 1998
                                  by and among
                                   Belk, Inc.
                            and Wachovia Bank, N.A.


                         OPINION OF BORROWER'S COUNSEL


                       [Letterhead of Borrower's Counsel]

                                     [Date]

Wachovia Bank, N.A.
400 South Tryon Street
Charlotte, North Carolina 28202


Gentlemen:

               We have acted as counsel to BELK, INC., a Delaware corporation (the "Borrower"), in connection with that certain Credit Agreement, dated as of September 11, 1998 (the "Credit Agreement"), between the Borrower and Wachovia Bank, N.A. (the "Bank"). Terms defined in the Credit Agreement are used herein as therein defined.

               We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion. We have assumed for purposes of our opinions set forth below that the execution and delivery of the Credit Agreement by the Bank have been duly authorized by the Bank. As to questions of fact relating to the Borrower material to such opinions, we have relied upon representations of appropriate officers of the Borrower, as appropriate.

               Upon the basis of the foregoing, we are of the opinion that:

               1. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware and has all corporate powers required to carry on its business as now conducted.

               2. The execution, delivery and performance by the Borrower of the Credit Agreement, the Note and the other Loan Documents (i) are within the Borrower's corporate powers, (ii) have

Wachovia Bank, N.A.
Page 2


been duly authorized by all necessary corporate action, (iii) require no action by or in respect of, or filing with, any governmental body, agency or official,
(iv) do not contravene, or constitute a default under, any provision of Applicable Law or of the certificate of incorporation or bylaws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument which is binding upon the Borrower and (v) except as provided in the Credit Agreement and the other Loan Documents, do not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

               3. The Credit Agreement, the Note and the other Loan Documents constitute valid and binding agreements of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as such enforceability may be limited by: (i) bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity.

               4. There is no action, suit or proceeding pending, or threatened, against or affecting the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole, or which in any manner questions the validity or enforceability of the Credit Agreement, the Note or any other Loan Documents.

               5. Neither the Borrower nor any of its subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

               I am qualified to practice in the State of North Carolina and do not purport to be expert on any laws other than the laws of the United States and the State of North Carolina, and this opinion is rendered only with respect to such laws. I have made no independent investigation of the laws of any other jurisdiction.

               We express no opinion as to the laws of any jurisdiction wherein the Bank may be located which limits rates of interest which may be charged or collected by the Bank other than in paragraph 4 with respect to the State of North Carolina.

               This opinion is delivered to you in connection with the transaction referenced above and may only be relied upon by you or any Assignee, Participant or other Transferee under the Credit Agreement, without our prior written consent.

                                Very truly yours,


                                      G-2